                                HEALTH CARE REIT, INC.
                               One SeaGate, Suite 1500
                                   Toledo, OH 43604
                                 Phone: 419-247-2800
                                  Fax: 419-247-2826


BRUCE G. THOMPSON                                              GEORGE L. CHAPMAN
Chairman                                                               President


                                  September 20, 1996



Kapson Management Corp.
242 Crossways Park Drive West
Woodbury, NY  11797


Dear Gentlemen:

We understand that you would like Health Care REIT, Inc. (the "Lender") to provide financing for the acquisition, development, and conversion of the facilities described below. This letter outlines the terms and conditions pursuant to which Lender would agree to provide financing.

                               1. CREDIT FACILITY TERMS

1.1    BORROWER/LESSEE:  The borrower/lessee (the "Borrower") will be either
       (i) Kapson Senior Quarters Corp., a Delaware corporation, ("Kapson") or
       (ii) a controlled affiliate of Kapson, which affiliate shall be organized as a single purpose entity to own or lease each Facility.

1.2 FINANCING TYPE: The financing type will be either a mortgage loan or operating lease subject to the limitations set forth below.

1.3 FACILITIES: The facilities to be financed will be assisted living facilities (individually, a "Facility" and collectively, the "Facilities") located or to be located in the Northeast United States (the "Approved Region"). Facilities will contain between 60 and 225 units. Each Facility financing will be subject to Lender's due diligence review and approval process as set forth below.
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1.4    CREDIT FACILITY AMOUNT AND FUNDING AMOUNT. Subject to Section 3.5
       below, the total amount of the credit facility will be up to One Hundred Forty Million Dollars ($140,000,000) including the
       Existing Financings described in Section 2.4 below; provided, however, that no more than fifty percent (50%) of the outstanding balance will be mortgage loans. The funding amount available for any Facility will be up to 100% of the Approved Costs (as hereinafter defined) provided that [i] Borrower has availability under the credit facility; [ii] the Facility meets the LTV Test (as hereinafter defined); [iii] the Facility meets the Coverage Test (as hereinafter defined); [iv] Borrower has met the Minimum Capitalization Requirements; and [v] Borrower has met all other conditions to funding.

       "Approved Costs" means the following: [i] Facility Costs; [ii] Closing Costs; [iii] Letter of Credit Deposit; and [iv] six months of interest/rent during the absorption period ("Capitalized Interest"). "Approved Costs" does not include unreasonably large contractors profits, the Required Working Capital, or fees paid to Borrower, any Guarantor, or any affiliates of Borrower or any Guarantor except for Development Fees permitted as a part of Facility Costs.

       "Facility Costs" means the following reasonable costs: [i] for acquisition transactions, the purchase price for the land and building and personal property costs not to exceed 10% of the financing amount; [ii] for development and conversion transactions, the following costs:
       [a] land acquisition cost and, for conversion projects, acquisition costs of the existing land and building; [b] cost of construction of the building and fixtures; [c] costs of architectural and engineering services; [d] costs of soil borings and other customary testing services; [e] cost of personal property not to exceed 10% of the financing amount; [f] Development Fees (as hereinafter defined); [g] construction period interest/rent; and [h] other reasonable and customary costs approved by Lender.

       "Closing Costs" means the following costs within reasonable limits to meet Lender's closing requirements: [i] Commitment Fees; [ii] title insurance premiums and search fees; [iii] cost of surveys; [iv] costs of environmental studies; [v] legal fees of Lender's counsel and Borrower's counsel; [v] property inspection fees; [vi] Letter of Credit Fee; and [vii] other costs customarily incurred in closing financings.

       "Letter of Credit Deposit" means the amount of cash collateral required to be pledged as security for the Letter of Credit required by Lender.

       "Development Fees" means any reasonable fees approved by Lender and paid to Borrower, any Guarantor or their affiliates, for services rendered in connection with the acquisition and development of a Facility with one third payable at closing, one third payable at completion of construction, and one third payable when the Facility Coverage Test is met for four (4) consecutive quarters.


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       "Required Working Capital" means Borrower's reasonable estimate, subject to Lender's approval, of the cash needed to fund [i] preopening operating expenses e.g. marketing, staffing, advertising, and office expenses; [ii] operating losses during fill-up; [iii] financing payments during fill-up prior to cash flow breakeven but excluding the Capitalized Interest; and [iv] permanent working capital, if any.

       "LTV Test" means that the financing amount must not exceed 80% of the Appraised Value of the Facility. The Appraised Value will be determined by an MAI appraiser acceptable to Lender.

       "Coverage Test" means that the financing amount must be less than the quotient of the ANOI DIVIDED BY 1.25 DIVIDED BY Payment Constant.
       "ANOI" means the NOI less a five percent (5%) management fee and less a replacement reserve of $400 per unit. "NOI" means the stabilized net operating income of the Facility and will be based upon the following assumptions: [i] 95% stabilized occupancy; [ii] a unit mix and rate structure consistent with local market conditions; and [iii] operating expenses consistent with similar facilities operated by Kapson and local market conditions. "Payment Constant" means the assumed payment constant for the permanent financing and will be based upon Lender's reasonable estimate of the forward yield on comparable term USTNs plus the applicable rate spread and amortization period.

       "Minimum Capitalization Requirement" means that Borrower have cash on deposit at Closing of not less than the Required Working Capital.

1.5    USE OF PROCEEDS:  Financing proceeds will be used solely for Approved
       Costs.

1.6 OPERATOR: Each Facility will be operated by Kapson or Glenn, Wayne, or Evan Kaplan (the "Kaplans") as licensed operators where required by state law.

1.7    GUARANTORS:  Kapson will guarantee each financing.

1.8 TERM OF CREDIT FACILITY: The term of the credit facility will commence on the date of the initial public offering of Kapson (the "Commencement Date") and expire on the second anniversary of the initial public offering of Kapson (the "Expiration Date"). Lender may cancel the credit facility if the credit facility is not adequately utilized for any reason. To be adequately utilized, the credit facility must meet the closing schedule (the "Closing Schedule") set forth in Section 1.9 below.

1.9 CREDIT FACILITY FEE: In consideration for the availability of the credit, Kapson will pay Lender the Credit Facility Fee set forth in the schedule below per annum, payable monthly, on the unused balance of the credit; provided, however, that the Credit Facility


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       Fee in year 2 will be 0% if Borrower meets the Closings Scheduled for year 1 (excluding the Existing Financings) as set forth below:

        -----------------------------------------------------
         Year                Fee                 Closings
        -----------------------------------------------------
          1                   0%                $50,000,000
        -----------------------------------------------------
          2                  .25%               $50,000,000
        -----------------------------------------------------

       If Kapson fails to meet the Closing Schedule because Lender does not have availability of funds, then no fee will be payable.

1.10 FINANCING SUBMISSIONS: Kapson agrees to meet the Closing Schedule and to submit to Lender financings to meet the Closing Schedule. The submission package for each Facility will contain the following information:

       (a) PARTIES. The name, organizational documents, and financial statements for Borrower and any Guarantor.

       (b) FACILITY. Detailed description of the building, land, site improvements, construction budget or purchase terms, location, market demographics and competition analysis.

       (c) PROFORMA. A 5-year proforma for the Facility with a detailed description of all assumptions including, but not limited to, unit/bed mix, ancillary services, payors and rate structure, staffing analysis, month by month absorption proforma, and computation of the Required Working Capital.

       (d) LICENSURE/REIMBURSEMENT ANALYSIS. Summary of the licensure/ reimbursement system in the State where the Facility will be located.

       (e)    FINANCING TYPE.  Desired type of financing (lease/loan).

       (f) OTHER INFORMATION. All other pertinent information directly related to the submission.

1.11 FINANCING APPROVAL. Lender will have thirty (30) days to review and take action upon the financing. Kapson shall furnish to Lender such information as may be reasonably requested. If Lender fails to approve the financing, then Kapson may seek alternative financing for that Facility.


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1.12   BUNDLED MATURITIES AND OPTION EXERCISES.  All Existing Financings will have coterminous maturity dates, prepayment periods, and option exercise periods so that Borrower's decision to abandon, renew, acquire or repay any of such financings for the Facilities will be the same for all Facilities. As each financing is closed, the maturity date, prepayment periods, and option exercise periods for all subsequent financings will be extended to be coterminous with the first new financing closed.


                                  2. FINANCING TERMS

2.1 TERMS DURING CONSTRUCTION/CONVERSION PERIOD. The following terms will be applicable to any construction or conversion period:

       (a)    AMOUNT.  The financing amount will be 100% of Approved Costs.

       (b) TERM. The construction period will commence on the closing date and will expire on the earlier of fifteen months after the closing or date of licensure.

       (c)    RATE.

              (1) CONSTRUCTION RATE: Base Rate announced from time to time by National City Bank (Cleveland) plus 3.50%.

              (2)  CALCULATION METHOD:  365/360.

       (d)    AMORTIZATION AND PAYMENTS:  Monthly payments of interest only.

       (e) COMMITMENT FEE: 1% of the total financing amount payable at closing.

       (f)    PREPAYMENT:  No prepayment.

       (g) SECURITY: Lender will require the following security: [i] for loans, a first lien on real estate and tangible personal property financed by Lender, and for leases, fee simple ownership of any real estate or tangible personal property financed by Lender; [ii] first lien on receivables and second lien on tangible personal property not financed by Lender; [iii] letter of credit for five percent (5%) of the financing amount; [iv] subordination of management or operating fees to payments to Lender; [v] subordination, attornment and nondisturbance agreement with any lessee of the Facility; [vi] a nondisturbance agreement with any equipment financier; [vii] assignment and estoppel agreement for any material contracts; [viii] upon default, assignment of Facility licenses and permits, where permissible; [ix] cross-default and cross-collateralization; and [x] any guaranty described above.


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


       (h) DISBURSEMENTS: Disbursements will be made monthly in accordance with a construction draw schedule. Disbursements will be subject to customary conditions including title updates, survey updates, and certificate by Lender's consulting architect.

       (i)    RETAINAGE:  Retainage will be 10%.

       (j) PAYMENT AND PERFORMANCE BONDS: Borrower will provide payment and performance bonds with dual obligee endorsement in an amount equal to construction contract.

       (k)    LIST OF CONTRACTORS AND VENDORS:  Supplied to Lender.

       (l) CONSTRUCTION BUDGET: The final construction budget will be subject to Lender's approval.

       (m)    COLLATERAL ASSIGNMENT OF ARCHITECT'S AND CONTRACTOR'S AGREEMENT:
              Borrower will collaterally assign the Architect's Contract and Contractor's Contract.

       (n) CONSULTANT'S INSPECTION FEE: A fee of $750.00 per visit plus expenses.

       (o) COMMENCEMENT OF CONSTRUCTION: Borrower shall be required to commence construction within thirty (30) days of closing.

2.2 TERMS FOR PERMANENT LOANS. The following terms will apply to any permanent loan whether after completion of construction or conversion of a Facility or for acquisition financing for a Facility:

       (a)    AMOUNT.  The financing amount will be 100% of Approved Costs.

       (b)    TERM.

              (1)  INITIAL TERM:  10 years.

              (2)  RENEWAL TERM:  10 years at Borrower's option.

       (c)    INTEREST RATE.

              (1) INITIAL RATE: Yield on comparable term U.S. Treasury Note + 4.00%.

              (2) RENEWAL RATE: Prior year's Loan Rate increased by the Inflation Adjustment set forth below.


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

              (3) INFLATION ADJUSTMENT: Rate during second and each subsequent year of the Initial and Renewal Terms will be increased by 25 bps per annum.

              (4)  CALCULATION METHOD:  365/360.

       (d) AMORTIZATION AND PAYMENTS: Interest only during first 12 months of Initial Term. Thereafter, payments are based upon a 25 year amortization schedule.

       (e)    COMMITMENT FEE:  1% of the financing amount payable at closing.

       (f) PREPAYMENT: Borrower may not prepay the loan until the last ninety (90) days of the Initial Term or any Renewal Term.

       (g)    SECURITY:  Lender will require the following security for the
              Loan: [i] first lien on real estate and personal property, including receivables; [ii] letter of credit for five percent (5%) of the loan amount; [iii] subordination of management or operating fees to payments to Lender; [iv] subordination, attornment and nondisturbance agreement with Lessee of the Facility; [v] a nondisturbance agreement with any equipment financier; [vi] assignment and estoppel agreement for any material contracts; [vii] upon default, assignment of Facility licenses and permits, where permissible; [viii] cross-default and cross-collateralization; and [ix] any guaranty described above.


2.3 TERMS FOR OPERATING LEASES. The following terms will apply to any permanent operating leases:

       (a)    LEASE AMOUNT.  The purchase price will be 100% of the Approved
              Costs.

       (b)    TERM.

         (1) INITIAL TERM: The maximum term permissible for the lease to receive operating lease treatment but not less than ten (10) years.

         (2)  RENEWAL TERM: Three (3) five year renewals each.

       (c)    LEASE RATE.

         (1)  INITIAL RATE:  Yield on comparable term U.S. Treasury Note +
              3.75%.

         (2) RENEWAL RATE: Prior year's Lease Rate increased by the Inflation Adjustment set forth below.

              (3)  INFLATION ADJUSTMENT:   Rate during second and each
                   subsequent year of the Initial and Renewal Terms will be increased by 25 bps per annum.

              (4)  CALCULATION METHOD:  365/360.

              (5) ABSOLUTE NET LEASE. Borrower shall be responsible for all costs and expenses associated with the Facility including but not limited to insurance, taxes, utilities, repairs and replacements.

       (d)    LEASE PAYMENTS:  Rent paid monthly in advance at Lease Rate.

       (e)    COMMITMENT FEE.  1% of the financing amount payable at closing.

       (f) OPTION TO PURCHASE: Borrower will have the option to purchase the Facility at the expiration of the Initial or Renewal Terms for an option price equal to the FMV subject to a floor of the Lease Amount; provided, however, that if the FMV exceeds the Lease Amount, then Lender and Borrower shall share equally the excess. Borrower will pay all costs and expenses in connection with the closing of the purchase, including but not limited to, transfer fees, title insurance, surveys, environmental, etc. At closing, Lender shall deliver to Borrower a bargain and sale deed with covenants against grantor's acts, a special warranty deed or other deed of substantially the same effect and in such form as may be required by the law of the State in which the Facility is located for the purpose of conveying to Borrower fee simple title to the Facility, subject only to the exceptions or title defects existing on the date Lender acquired the Facility and other matters of record which have been caused by Borrower or which Borrower is obligated under the Lease to remove of record.

       (g) SECURITY: Lender will require the Following security: [i] fee simple ownership of any real estate or tangible personal property financed by Lender; [ii] first lien on receivables and second lien on personal property not financed by Lender; [iii] letter of credit for five percent (5%) of the financing amount;
              [iv] subordination of any management fees to payments to Lender; [v] subordination, attornment and nondisturbance agreement with any sublessee of the Facility; [vi] a nondisturbance agreement with any equipment financier; [vii] assignment and estoppel agreement for any material contracts; [viii] upon default, assignment of Facility licenses and permits, where permissible; [ix] cross-default and cross-collateralization; and [x] any guaranty as described above.

2.4    MODIFICATIONS OF EXISTING FINANCINGS.


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

       (a) DESCRIPTION OF EXISTING FINANCINGS. Lender has entered into the following financings (the "Existing Financings") with affiliates of Kapson: [i] an $8,000,000 mortgage loan to Kapson Chestnut Ridge Development Corp. secured by a 98 unit assisted living facility in Chestnut Ridge, New York; [ii] a $3,890,625 mortgage loan to Kapson Rochester Manor, LLC secured by a 79 unit assisted living facility in Greece, New York; [iii] a $6,484,375 mortgage loan to Kapson Rochester East, LLC secured by a 120 unit assisted living facility in Penfield, New York; and [iv] a $12,810,000 mortgage loan to Briarcliff Development LLC secured by a 102 unit assisted living facility in Briarcliff Manor, New York.

       (b) CREDIT FACILITY AMOUNT. Effective on the Commencement Date, the Credit Facility Amount will be reduced by the commitment amount for the Existing Financings.

       (c) TERM. The Initial Term of the Existing Financings will be as set forth in the loan documentation for the Existing Facilities.

       (d) RATE. Effective on the Commencement Date, the Initial Rate on the Existing Financings will be reduced by 75 bps for Chestnut Ridge and 25 bps for Greece and Penfield.

       (e) INFLATION ADJUSTMENT. The inflation adjustment of 30 bps per annum will remain in effect for the Existing Financings.

       (f) EQUITY PARTICIPATION. Effective on the Commencement Date, the equity participation for each of the Existing Financings will be eliminated.

       (g) PREPAYMENT. The prepayment rights for the Existing Facilities will be as set forth in the loan documentation for the Existing Financings.

       (h)    GUARANTY.   Effective on the Commencement Date, the guaranties of
              Glenn, Evan, and Wayne Kaplan will be eliminated and the guaranty of Kapson will be substituted.

                                  3.  GENERAL TERMS

3.1 SUBORDINATION OF PAYMENTS: In the event of default, distributions and payments to Borrower, any Guarantor, or any affiliate, shall be subordinated to all obligations owed to Lender.

3.2    LATE PAYMENT CHARGE:  5% of the amount then due.

3.3 DEFAULT RATE OF INTEREST: The greater of 18.5% or 2.5% plus the then applicable rate.


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

3.4 EVENTS OF DEFAULT: 10-day and 30-day grace period after written notice for monetary and nonmonetary defaults, respectively, cross-defaulted with any obligations owed to Lender by Borrower, any Guarantor or any affiliates.

3.5    FINANCIAL COVENANTS:

       (a) It shall be a condition precedent to the making of advances under this credit facility that each of the following financial tests shall be satisfied on the date of each closing:

         (1)  FACILITY COVERAGE TEST:  Facility shall have payment coverage of
              1.25 to 1 (including management fees equal to 5% of gross revenues and a replacement reserve equal to $400 per unit, per year) after the first 12 months of operation;

         (2) MINIMUM NET WORTH OF GUARANTOR. Kapson shall have a minimum net worth as set forth below (the method of calculating net worth and valuing business assets shall be consistent with the financial statements previously provided to Lender):

                 Line Amount                       Minimum Net Worth
                 -----------                       -----------------

                 $100,000,000                         $14,000,000

                 $140,000,000                         $20,000,000

         (3) LIQUIDITY REQUIREMENT: Current Ratio of Kapson of 1.25 to 1.0 and Minimum Cash Balance of Kapson of $2,500,000 be maintained at all times.

         (4) DEBT TO EQUITY: Debt to Equity Ratio of Kapson not to exceed the ratio set forth below including all operating leases as debt, but excluding from debt all non-interest bearing liabilities such as payables, deferred taxes, deferred fees, and minority interests:

                        Year                     D/E Ratio
                       --------------------------------------
                       1996-98                   10 to 1
                       1999                       9 to 1
                       2000                       8 to 1
                       2001 and beyond            7 to 1

       (b)    The following financial information shall be furnished to Lender:

         (1) annual audited financial statements of Borrower, Guarantor, Kapson and Facilities within ninety (90) days of FYE;


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

         (2) quarterly unaudited financial statements of Borrower, Guarantor and Kapson within forty-five (45) days of quarter end; and

         (3) monthly unaudited internal financial statements of Facilities within thirty (30) days of month end.


3.6 NEGATIVE COVENANTS: The following will be prohibited without the prior written consent of Lender: [i] transfer of any interest in the Facility; [ii] changes in ownership or management of Borrower, Guarantor, or of the Facility; [iii] creation of other Facility indebtedness except equipment financing secured by a purchase money security interest and unsecured working capital lines; [iv] modification of any material contracts; [v] mergers, consolidations, sale of substantially all of the assets or other structural changes in Borrower, and [vi] mergers, consolidations, or transfers of any assets by any Guarantor, voluntary or involuntary, which would cause the net worth of such Guarantor to fall below the amounts specified above.

       Notwithstanding the foregoing, consent shall not be required in connection with (i) the public offering of shares of Kapson pursuant to a Registration Statement filed with the SEC on form S-1 (the "Registration Statement"); (ii) the sale of shares of Kapson contemplated by the Registration Statement; and (iii) so long as Kapson remains a public company, the public trading of shares of Kapson. Subsequent transfers by the Kaplans shall be permitted so long as (x) for the period commencing on the date of the initial public offering and continuing for a period of five (5) years, each of the Kaplans shall retain at least 500,000 shares of Kapson and (y) for the period after the fifth anniversary of the initial public offering, each of the Kaplans shall retain at least 250,000 shares of Kapson. In addition, the Kaplans may, without obtaining consent, consummate interfamily transfers of shares owned by the Kaplans, including transfers to trusts established for the benefit of family members and transfers resulting from the death of any of the Kaplans.

3.7    ESCROWS:  Upon default, monthly escrows of taxes and insurance.

3.8 GOVERNING LAW: Financing will be governed by the laws of the State in which the Facility is located.

3.9 DUE DILIGENCE REVIEW: Lender's customary due diligence review including, but not limited to, review and approval of the following items: [i] title policy through Stanley R. Day of Lawyers Title Insurance Corporation; [ii] ALTA survey; [iii] environmental assessment; [iv] property inspection; [v] pest inspection; [vi] MAI appraisal; [vii] CON, licensure and reimbursement requirements; [viii] compliance with laws including zoning; [ix] financial condition and creditworthiness of Borrower and Guarantor; [x] five-year proforma operating statements;

       [xi] property and liability insurance; and [xii] legal opinion of outside counsel. All due diligence items will be subject to meeting lender's underwriting requirements.

3.10 Conditions to Closing: Lender's obligation to close any financing will be conditioned upon the following: [i] approval of the due diligence review including compliance with financial covenants; [ii] approval of the transaction by the Board of Directors of Lender; [iii] approval of the transaction by Lender's line of credit banks; [iv] the availability of funding to Lender; [v] approval of security and loan documentation; and [vi] no material adverse change in the financial condition of Borrower or Guarantor after Lender's review of their financial statements.

3.11 DEPOSIT: A nonrefundable Credit Facility Processing Fee of $25,000 payable upon execution of this agreement. A nonrefundable deposit of $25,000 per Facility upon approval of financing submission.

3.12 CLOSING DATE: The closing for each Facility financing shall occur no later than sixty (60) days after Lender approves the financing submission; provided, however, that Lender may extend the Closing Date at its option. The failure to close by such date does not terminate this Commitment Letter unless Lender gives Borrower notice of termination. Time is of the essence.

3.13 COMMITMENT EXPIRATION DATE. This Commitment will expire if not accepted and returned to Lender by 3:00 p.m. eastern time on September 23, 1996 along with a check payable to Lender in the amount of the Credit Facility Processing Fee.

3.14 STANDARD TERMS: The Standard Terms of Commitment are attached hereto and incorporated herein. Kapson has read, understands and agrees to the Standard Terms of Commitment.

       In compliance with the Fair Credit Report Act, this notice is to inform the undersigned that in connection with this transaction, an investigation may be made as to the financial history, character, general reputation, personal characteristics, and mode of living of Borrower and Guarantor. Borrower and Guarantor may request from Lender a complete disclosure of the nature and scope of the investigation.


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

       Sincerely,                      Accepted By:

       HEALTH CARE REIT, INC.          KAPSON SENIOR QUARTERS CORP.
                                       a Delaware corporation

       Bruce G. Thompson               By:_____________________________
       Chairman

       Dated: ___________________      Title:__________________________


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


                          STANDARD TERMS OF COMMITMENT


     1. COMMITMENT FEE AND DEPOSIT. The Commitment Fee will be deemed earned and nonrefundable upon execution by Customer of this Commitment Letter unless A. the Board of Directors of Health Care REIT, Inc. fails to provide the Financing in accordance with this Commitment Letter; B. Health Care REIT, Inc. defaults under this Commitment Letter; or C. Health Care REIT, Inc. fails to approve all due diligence and other items required to be submitted to Health Care REIT, Inc. including but not limited to the title insurance policy, survey, environmental assessment and appraisal. The Deposit will be nonrefundable, provided, however, that if the Commitment Fee is refundable pursuant to this paragraph, then Health Care REIT, Inc. will refund to Customer the Deposit less, in the case of iii) hereof, any reasonable costs and expenses incurred by Health Care REIT, Inc.
The Commitment Fee constitutes the bargained-for consideration for Health Care REIT's issuance of this Commitment Letter and does not constitute liquidated damages for any damages arising from Customer's breach hereunder.

     2. EXPENSES. In addition to the Commitment Fee and upon the acceptance of this Commitment Letter, Customer agrees to pay, or reimburse Health Care REIT, Inc., for all reasonable costs and expenses in connection with this transaction (whether or not a closing occurs), including but not limited to the following: D. title insurance premiums, search fees, commitment fees, and cancellation fees; E. survey fees and expenses; F. environmental assessment fees and expenses; G. inspection fees and expenses including fees of consulting architects or engineers and reimbursement of expenses for inspection by Health Care REIT, Inc.'s representatives; H. appraisal fees and expenses; I. pest inspection fees and expenses; J. UCC search fees and expenses; and K. costs and expenses incurred by Health Care REIT, Inc. in investigating and negotiating this transaction including travel, meals, and lodging.

     3. RELIANCE BY HEALTH CARE REIT, INC. This Commitment Letter has been issued in reliance upon the accuracy of the information furnished to Health Care REIT, Inc. by or on behalf of Customer and any guarantor and, notwithstanding any investigation by Health Care REIT, Inc., all such information is deemed to be material. Health Care REIT, Inc. intends to notify Customer's auditors of its reliance on the audited financial statements of Customer and any guarantor in making the Financing. Health Care REIT, Inc.'s obligation to close is conditional upon no material adverse change in the financial condition of Customer, any guarantor, or the Facility.

     4. COMPLIANCE WITH LAW. If any law or regulation affecting Health Care REIT, Inc.'s entering into this transaction imposes upon Health Care REIT, Inc. any material obligation, fee, liability, loss, cost, expense or damage which is not contemplated by this Commitment Letter, the commitment evidenced hereby may be terminated by Health Care REIT, Inc. without any obligation of Health Care REIT, Inc. hereunder, except to refund the Commitment Fee and report to Customer.

     5. ASSIGNMENT. Health Care REIT, Inc. may assign all or a part of this Commitment Letter of the Financing to another institutional investor. This Commitment Letter and the Financing Documents are not assignable by Customer by operation of law or otherwise.

     6. APPLICABLE LAW. This Commitment Letter shall be governed in all respects by the internal laws (as opposed to the conflicts of laws provisions) of the State of Ohio. Customer and any guarantor L. submit to the jurisdiction of any state or federal court located in Lucas County, Ohio over any action or proceeding to enforce or defend any matter arising from or related to the Commitment Letter; M. waive the defense of an inconvenient forum to the maintenance of any such action or proceeding; N. agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law, and O. agree not to institute any legal action or proceeding against Health Care REIT, Inc. or any director, officer, employee, agent or property of Health Care REIT, Inc., concerning any matter arising out of or relating to the financing in any court other than one located in Lucas County, Ohio. Nothing in this section shall affect or impair Health Care REIT, Inc.'s rights to serve legal process in any manner permitted by law, or Health Care REIT, Inc.'s right to bring any action or proceeding against Customer or guarantor or the property of Customer or guarantor in the courts of any other jurisdiction.

     7. ENTIRE AGREEMENT. This Commitment Letter sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior written or oral understandings with respect thereto; provided, however, that all written and oral representations made by or on behalf of Customer with respect to the subject matter hereof shall survive this Commitment Letter.

     8. MODIFICATION. No modification or waiver of any provision of this Commitment Letter shall be effective unless the same shall be in writing, signed by the parties hereto.

     9. NOTICES. Any notice required hereunder shall be in writing delivered personally, or by a nationally recognized overnight courier service, or by certified mail, return receipt requested, postage prepaid, addressed to the party to be notified of the address set forth in the Commitment Letter or to such other address as each party may designate for itself by like notice. When personally delivered, all notices shall be deemed to be given when actually received. When mailed, all notices shall be deemed to be given when deposited with the overnight courier with the U.S. mail.

     10. ANNOUNCEMENTS. Health Care REIT, Inc. has the right to make public announcements regarding this Financing.

     11. NO BROKERS. Customer represents and warrants that no financing brokers were used in connection with this transaction.

     12. CUSTOMER'S OBLIGATIONS. Upon acceptance of this Commitment Letter, Customer shall be obligated to provide all due diligence items required by this Commitment Letter and to close this transaction. Customer acknowledges that Customer's failure to close this transaction shall cause irreparable injury to Health Care REIT, Inc. for which there is no adequate remedy at law and Health Care REIT, Inc. shall be entitled to obtain the remedy of specific performance (except where the failure to close is due to Health Care REIT, Inc.'s objection to title, survey, zoning, environmental or appraisal matters). Borrower irrevocably waives all defenses based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance.